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                                                                    EXHIBIT 23.3

                                    CONSENT

We issued an opinion ("Fairness Opinion") as to the fairness to Audio King Corporation ("Audio King") shareholders of the consideration to be paid by Ultimate Electronics, Inc. ("Ultimate") pursuant to the Agreement and Plan of Merger among Audio King, Ultimate and Ultimate AKquisition Corp. dated March 4, 1997. We hereby consent to the filing of the Fairness Opinion as an Annex to Ultimate's Registration Statement on Form S-4 ("Registration Statement") and the summary of, excerpt from and reference to the Fairness Opinion in such Registration Statement. We also consent to the references to our firm in the Registration Statement and the related Prospectus.

                                          GREENE HOLCOMB & LANNIN LLC

                                          By:       /s/ CHARLES B. LANNIN


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May 20, 1997